Exhibit 23.1

KPMG LLP 4100 Yonge Street Suite 200 North York ON M2P 2H3	Telephone (416) 228-7000 Fax (416) 228-7123 www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Open Text Corporation:

We consent to the incorporation by reference in this Post-Effective Amendment No.1 to Registration Statement on Form S-3 (No. 333-195479) of Open Text Corporation of our reports, both dated July 28, 2015, with respect to the consolidated balance sheets of Open Text Corporation as of June 30, 2015 and June 30, 2014, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended June 30, 2015, and the effectiveness of internal control over financial reporting as of June 30, 2015, and to the reference to our firm under the heading “Experts” in the Registration Statement.

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

May 10, 2016

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.